EXHIBIT 99.1 TO FORM 8-K

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 9A. CONTROLS AND PROCEDURES

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company’s reports that are filed with the Securities and Exchange Commission is recorded, processed and reported within the time periods required for each report and that such information is reported to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

As of March 31, 2004, the Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures. Based on that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that, notwithstanding the matters described below, the Company’s disclosure controls and procedures are effective in timely alerting them to material information relating to the Company (including its consolidated subsidiaries) which is required to be included in its publicly filed reports. In early June 2004, in connection with the audit of our financial statements for fiscal 2004, our independent auditors informed us that heightened new standards suggest that they characterize three items as material weaknesses in the Company’s internal controls. The independent auditors have completed their work and nonetheless have rendered an unqualified report on our financial statements as contained elsewhere herein. Other than the three items described below, there have been no significant changes during the fourth quarter ended March 31, 2004 in the Company’s internal controls or in other factors which could significantly affect internal controls since that evaluation.

The independent auditors initially were not able to test accounts receivable at Beijing United and the total postings could not be fully reconciled with the general ledger. This issue was found to be the result of a software writing problem in connection with an outsourced software upgrade to the systems at Beijing United. The software provider is remedying the system problem. The reconciliation of all postings with the general ledger was ultimately fully achieved and tested by measures outside of the system. We anticipate this matter to be resolved in time for our report on the first quarter of fiscal 2005. The auditors also informed the Audit Committee and management that the Company’s existing level of tax expertise appeared to be insufficient in the United States and China and that this was a material weakness. For example, in the United States, the Company’s tax benefit provision had to be recomputed at the close of the audit. The auditors in prior periods had assisted the Company in the complex computation of this number but in light of heightened new standards, the auditors have notified us that they will no longer do so. Accordingly, the Company has decided to retain additional outside tax expertise as well as add personnel to its U.S. finance department. The auditors also expressed the view that our level of tax expertise in China needed to be increased. We already have added qualified tax staff in China. We expect to have our tax expertise fully upgraded in time for our report on the first quarter of fiscal 2005.

Finally, the independent auditors indicated the need for procedures to improve the financial statement close process. We have already begun to supplement our resources in this regard by increasing staff in the process and further formalizing the closing process, among other improvements. We expect that these procedures will be implemented in time for our report on the first quarter of fiscal 2005. The implementation of the initiatives described above are among our highest priorities. Our Board of Directors, in coordination with our Audit Committee, will continually assess the progress and sufficiency of these initiatives and make adjustments, if necessary. As of the date of this report, we believe that our plans, when completed, will eliminate the weaknesses in internal accounting control as described above. Nonetheless, a control system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the control system are met, and no evaluation of controls can provide absolute assurance that all control issues have been detected.